SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.  20549



                                    FORM 8-K/A

                                  CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                 Date of Report (Date of earliest event reported):
                                  March 11, 1996



          Falcon Cable Systems Company, a California limited partnership
              (Exact name of registrant as specified in its charter)



                                   California
                  (State or other jurisdiction of incorporation)



                1-9332                              95-4108170
        (Commission File Number)          (IRS Employer Identification No.)



    10900 Wilshire Boulevard, 15th Floor, Los Angeles, CA     90024
    (Address of principal executive offices)               (Zip Code)



                                  (310) 824-9990
                          (Registrant's Telephone Number)






              This amendment is filed for the purposes of restating the appraisal results (described below) to reflect a cor-rected appraisal received from Kane-Reece Associates, Inc. (the results initially reported by Kane-Reece Associates, Inc. contained an incorrect value). Kane-Reece Associates, Inc. had initially delivered an Appraisal indicating an ap-praised value of $245.80 million. Kane-Reece Associates, Inc.'s corrected report, delivered on March 22, 1996, indi-cates an appraised value of $245.29 million. "Item 5. Other Events" is amended and restated below in its entirety.


         ITEM 5.   OTHER EVENTS.

              The Partnership Agreement of Falcon Cable Systems Com-pany, a California limited partnership (the "Partnership") provides that Falcon Holding Group, L.P., the Partnership's general partner (the "General Partner") shall use its best efforts to cause the Partnership to sell all of the Partnership's cable systems between December 31, 1991 and December 31, 1996, the "termination date" of the Partnership. The Partnership has stated in prior public reports and fil-ings that, from time to time, it may enter into discussions regarding the sale of its cable systems to affiliates or other parties.

              In addition, the Partnership Agreement provides the Gen-eral Partner or its affiliates the right to purchase for cash substantially all of the Partnership's cable systems at any time after December 31, 1991 without soliciting unaffiliated purchasers (the "Purchase Right"). Pursuant to the Part-nership Agreement, in the event the General Partner or its affiliates exercise such right, the purchase price will be determined solely by reference to an "appraised value" deter-mined pursuant to an appraisal process set forth in the Part-nership Agreement (the "Appraisal Process"). The Partnership Agreement provides that the "appraised value" shall be deter-mined by the average of three appraisal evaluations of the Partnership's cable systems and provides that one appraiser is to be selected by the General Partner; one appraiser is to be selected by a majority vote of the independent members of the Partnership's advisory committee; and one appraiser is to be selected by the two appraisers already so chosen. If any such appraisal is expressed as a range, then in calculating the average, the minimum amount of such appraisal shall be used. In the event of a sale of a cable system, including a sale to the General Partner or its affiliates, the General Partner will be entitled to a fee equal to 2 1/2% of gross proceeds from the sale less any amounts paid as brokerage or similar fees to third parties (the "Sale Fee").

              As previously disclosed, the General Partner, in its exploration of the possibility of exercising the Purchase
         Right, initiated the Appraisal Process.  Also as previously





         disclosed, in accordance with the Appraisal Process, the ap-praiser to be selected by a majority vote of the independent members of the Partnership's advisory committee, the ap-praiser to be selected by the General Partner, and the ap-praiser selected by the two appraisers so chosen, were each selected earlier this year. The three appraisers are, re-spectively, Malarkey-Taylor Associates, Inc., Kane-Reece As-sociates, Inc., and Waller Capital Corporation (the "Apprais-ers").


              On March 11, 1996, each of the Appraisers delivered sum-maries of the results of their appraisals (the "Appraisals"), which are attached hereto as Exhibits 1, 2 and 3, respec-tively, and are incorporated herein by reference. Based upon the Appraisals, as of December 31, 1995, the "appraised value" (as defined in the Partnership Agreement) of all of the cable systems owned by the Partnership (the "Total Sys-tems") is $247.40 million (the "Total Systems Appraised Value"). The Total Systems Appraised Value is calculated as the average of $283.23 million, $245.29 million, and $213.67 million, the appraised values as of December 31, 1995 of all of the cable systems owned by the Partnership, as set forth in the Appraisals delivered by each of Malarkey-Taylor As-sociates, Inc., Kane-Reece Associates, Inc., and Waller Capi-tal Corporation, respectively.


              Based upon the Total Systems Appraised Value of $247.40 million, and assuming a hypothetical liquidation of the Part-nership on December 31, 1995 involving the sale of the Total Systems on that date for an amount equal to the Total Systems Appraised Value, the estimated cash distribution to unithold-ers would have been $9.08 per unit (the "Hypothetical Esti-mated Per Unit Distribution") (based upon 6,398,913 units outstanding). The Hypothetical Estimated Per Unit Distribu-tion was calculated assuming (i) net liabilities on the bal-ance sheet of the Partnership, excluding property, plant and equipment and intangible assets ("Net Liabilities") of ap-proximately $183.09 million (as of December 31, 1995) and
         (ii) a Sale Fee equal to approximately $6.19 million (2 1/2% of the Total Systems Appraised Value), each of which the Partnership Agreement would require be paid prior to the dis-tribution of any remaining cash to unitholders. The Hypo-thetical Estimated Per Unit Distribution assumes, which as-sumption may or may not be correct, that the Net Liabilities as of December 31, 1995 and the Sale Fee represent the only payments that would have been required to be made by the Partnership prior to the distribution of cash to the unitholders; the Hypothetical Estimated Per Unit Distribution is presented for illustrative purposes only and does not nec-essarily represent amounts the Partnership could have dis-tributed to unitholders on December 31, 1995 or any date thereafter.








              The Appraisals each set forth certain matters considered by the respective Appraisers. In connection with rendering their Appraisals, the Appraisers performed a variety of fi-nancial analyses which are summarized in the respective Ap-praisals. No limitations were imposed by the Partnership with respect to the investigations made or the procedures followed by the Appraisers in rendering their Appraisals.
         The General Partner is under no obligation to exercise the Purchase Right, nor can there be any assurance that the Part-nership would otherwise be able to sell all or any portion of its assets at prices consistent with the Total Systems Ap-praised Value. The Total Systems Appraised Value should ac-cordingly not be assumed to be a guarantee as to the value of limited partnership interests in the Partnership, nor as to the proceeds that might be realized by the Partnership in connection with a sale or other disposition of all or any portion of the assets of the Partnership, whether to the Gen-eral Partner or otherwise.

              As described in the Appraisals, the Appraisals are based upon numerous sources of information including data supplied by Falcon, which included certain projections. The Company does not as a matter of course make public any forecasts as to its future financial performance. THE PROJECTIONS WERE PREPARED SOLELY FOR INTERNAL USE AND NOT WITH A VIEW TO PUB-LIC DISCLOSURE OR COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE COMMISSION OR THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS AND WERE NOT PREPARED WITH THE ASSISTANCE OF, OR REVIEWED BY, INDEPENDENT ACCOUNTANTS. SUCH PROJECTIONS WERE PROVIDED TO THE APPRAISERS SOLELY FOR THE PURPOSES OF THEIR APPRAISALS. NONE OF THE PARTNERSHIP OR ANY PARTY TO WHOM THE PROJECTIONS WERE PROVIDED ASSUMES ANY RESPONSIBILITY FOR THE VALIDITY, REASONABLENESS, ACCURACY OR COMPLETENESS OF THE PROJECTIONS. WHILE PRESENTED WITH NU-MERICAL SPECIFICITY, THE PROJECTIONS ARE BASED ON A VARIETY OF ASSUMPTIONS RELATING TO THE BUSINESSES OF THE PARTNERSHIP, INDUSTRY PERFORMANCE, GENERAL BUSINESS AND ECONOMIC CONDI-TIONS AND OTHER MATTERS WHICH ARE SUBJECT TO SIGNIFICANT UN-CERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE PARTNERSHIP'S CONTROL, AND, THEREFORE, SUCH PROJECTIONS ARE INHERENTLY IMPRECISE AND THERE CAN BE NO ASSURANCE THAT THEY WILL BE REALIZED. ALSO, ACTUAL FUTURE RESULTS MAY VARY MATE-RIALLY FROM THOSE SHOWN IN THE PROJECTIONS. THE PARTNERSHIP IS NOT UNDER ANY OBLIGATION TO UPDATE THE PROJECTIONS AT ANY FUTURE TIME.

              Each of the Appraisers is a nationally recognized cable system appraisal firm and is continually engaged in the valu-ation of cable systems. Each of the appraisers has from time to time provided valuation services to the Partnership and its affiliates for which they have received customary compen-sation.









              As previously disclosed, certain affiliates (the "Af-filiates") of the Partnership and its General Partner, in-cluding Marc B. Nathanson (the Chairman of the Board, Chief Executive Officer, President and a director of Falcon Holding Group, Inc., the General Partner's sole general partner) have made a preliminary proposal (the "Proposal") to the indepen-dent members of the Partnership's advisory committee with respect to an exchange transaction (the "Exchange"). Under the Proposal, the Exchange would take place immediately prior to the exercise by the General Partner or its affiliates of their right to purchase for cash substantially all of the Partnership's cable systems remaining after giving effect to the Exchange (the "Sale Systems"). In the Exchange, substan-tially all of the Falcon Units owned by the Affiliates would be exchanged for a portion (by value) of the Partnership's cable systems (the "Exchange Systems") equal to the propor-tion of total outstanding Units exchanged by the Affiliates (the Affiliates would also relieve Falcon of an equal propor-tion of its total debt).

              The Proposal was designed such that unaffiliated unit-holders would receive the same per unit distribution upon the sale of the Partnership's assets to the General Partner in accordance with Section 3.14 and the subsequent dissolution and liquidation of the Partnership, whether or not the Ex-change takes place as part of such sale and liquidation. Thus, if the General Partner and the Affiliates proceed with the Proposal, unaffiliated unitholders will receive the same per unit distribution that they would receive if the General Partner were to simply to exercise the Purchase Right with respect to the Total Systems at the Total Systems Appraised Value.

              In furtherance of this process, on March 11, 1996, the General Partner designated to the Appraisers those cable sys-tems of the Partnership that would constitute the Exchange Systems in the event the Proposal is pursued. The Appraisers will determine the "appraised value" (as defined in the Part-nership Agreement) of (i) the Exchange Systems and (ii) the Sale Systems. Based upon this information, in the event the Proposal is pursued, the actual number of Units to be ex-changed by the Affiliates in the Exchange (and the actual amount of the Partnership's indebtedness that the Affiliates would relieve Partnership of) would be adjusted to result in the unaffiliated unitholders receiving exactly the same per unit distribution whether or not the Exchange occurs in ad-vance of the exercise of the Purchase Right with respect to the Sale Systems.

              Any decision of the General Partner or the Partnership to pursue the Proposal, the Exchange, or the sale of the cable systems of the Partnership in accordance with the Pur-chase Right (as described above) or otherwise, ultimately will be dependent upon numerous factors including, without







         limitation, (i) the receipt by the General Partner of an opinion of a qualified appraiser or other financial advisor selected by the independent members of the Partnership's ad-visory committee as to, among other things, the fairness of the Proposal as compared to a sale of all of the Partner-ship's cable systems (without giving effect to the Exchange) to the General Partner or its affiliates in accordance with their rights under the Partnership Agreement (as described above), or the conclusion on another basis that such fairness was otherwise established; (ii) the availability of necessary equity and debt financing on favorable terms; (iii) the rela-tive attractiveness of available alternative business and investment opportunities; (iv) the regulatory environment for cable properties; and (v) future developments relating to the Partnership and the cable industry, general economic condi-tions and other future developments. As previously dis-closed, if the Proposal is pursued and the Exchange is con-summated, the Affiliates expect that they would defer their potential tax liability as compared to a liquidation of the Partnership without effecting the Exchange.

              Although the foregoing reflects activities which the General Partner is currently exploring with the Partnership and the Affiliates with respect to the Partnership, the fore-going is subject to change at any time. Accordingly, there can be no assurance that the Proposal, the Exchange, or the sale of the cable systems of the Partnership in accordance with the rights of the General Partner and its affiliates under the terms of the Partnership Agreement (as described above) or otherwise will be pursued or, if pursued, when and if any of them will be successfully consummated. For ad-ditional information on the terms of the Partnership Agree-ment, see "Item 1 -- Business -- Introduction" and Item 13 -- "Certain Relationships and Related Transactions -- Con-flicts of Interest" in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1994.

              The Partnership previously reported that it has entered into a letter agreement (the "Letter Agreement"), a copy of which was filed as an exhibit to the Current Report on Form 8-K of the Partnership dated January 29, 1996, with a group of holders of limited partnership interests in the Partner-ship (the "Unofficial Unitholder Committee"). Pursuant to the Letter Agreement, the Partnership has supplied the Unof-ficial Unitholder Committee with all materials it has sup-plied to the Appraisers.

              FORWARD-LOOKING STATEMENTS IN THIS REPORT ARE MADE PUR-SUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAIN-TIES, INCLUDING, WITHOUT LIMITATION, THE EFFECTS OF LEGISLA-TIVE AND REGULATORY CHANGES; THE POTENTIAL OF INCREASED LEV-ELS OF COMPETITION FOR THE PARTNERSHIP; TECHNOLOGICAL







         CHANGES; THE PARTNERSHIP'S DEPENDANCE UPON THIRD-PARTY PRO-GRAMMING; THE APPROACHING TERMINATION OF THE PARTNERSHIP (IN-CLUDING, WITHOUT LIMITATION, THE POTENTIAL EXERCISE OF THE PURCHASE RIGHT, AS DESCRIBED ABOVE); THE ABSENCE OF UNITHOLD-ERS PARTICIPATION IN THE GOVERNANCE AND MANAGEMENT OF THE PARTNERSHIP; LIMITATIONS ON BORROWINGS BY THE PARTNERSHIP CONTAINED IN THE PARTNERSHIP AGREEMENT; THE MANAGEMENT AND SALES FEES PAYABLE TO THE GENERAL PARTNER; THE EXONERATION AND INDEMNIFICATION PROVISIONS CONTAINED IN THE PARTNERSHIP AGREEMENT RELATING TO THE GENERAL PARTNER AND OTHERS; POTEN-TIAL CONFLICTS OF INTEREST INVOLVING THE GENERAL PARTNER AND ITS AFFILIATES; THE POTENTIAL LIABILITY OF UNITHOLDERS TO CREDITORS OF THE PARTNERSHIP TO THE EXTENT OF ANY DISTRIBU-TION MADE TO SUCH UNITHOLDER IF, IMMEDIATELY AFTER SUCH DIS-TRIBUTION (WHETHER OR NOT THE PARTNERSHIP CONTINUES TO EX-
         IST), THE REMAINING ASSETS OF THE PARTNERSHIP ARE NOT SUF-FICIENT TO PAY ITS THEN OUTSTANDING LIABILITIES OF THE PART-NERSHIP; THE RISK THAT THE PARTNERSHIP MIGHT NO LONGER BE TAXED AS A PARTNERSHIP UNDER CERTAIN CIRCUMSTANCES; AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.


         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA
                   FINANCIAL INFORMATION AND EXHIBITS.

         (c) Exhibits.

         Exhibit No.    Description

              1 System Appraisal of Falcon Cable Systems Com-pany, as of December 31, 1995, by Malarkey-Taylor Associates, Inc., dated March 8, 1996.

              2* System Appraisal of Falcon Cable Systems Com-pany, as of December 31, 1995, by Kane-Reece Associates, Inc., dated March 11, 1996.

              3 System Appraisal of Falcon Cable Systems Com-pany, as of December 31, 1995, by Waller Capi-tal Corporation, dated March 11, 1996.

         * Corrected exhibit filed with this amendment. All other exhibits were filed previously.

















                                   SIGNATURE

                   Pursuant to the requirements of the Securities Ex-change Act of 1934, the registrant has duly caused this re-port to be signed on its behalf by the undersigned hereunto duly authorized.


         Date:  March 25, 1996


                                  FALCON CABLE SYSTEMS COMPANY

                                  By:  Falcon Cable Investors Group
                                       Managing General Partner

                                  By:  Falcon Holding Group, L.P.
                                       General Partner

                                  By:  Falcon Holding Group, Inc.
                                       General Partner


                                  By:  /s/ Michael K. Menerey
                                       Michael K. Menerey, Secretary
                                       and Chief Financial Officer





                                 EXHIBIT INDEX


         Exhibit No.              Description                Page No.

              1         System Appraisal of Falcon
                        Cable Systems Company, as
                        of December 31, 1995, by
                        Malarkey-Taylor Associ-
                        ates, Inc., dated March 8,
                        1996.

              2*        System Appraisal of Falcon
                        Cable Systems Company, as
                        of December 31, 1995, by
                        Kane-Reece Associates,
                        Inc., dated March 11,
                        1996.

              3         System Appraisal of Falcon
                        Cable Systems Company, as
                        of December 31, 1995, by
                        Waller Capital Corpora-
                        tion, dated March 11,
                        1996.


         * Corrected exhibit filed with this
         amendment. All other exhibits were filed previously.